Exhibit 10.1

EXECUTION VERSION

CONSULTING AGREEMENT

This Consulting Agreement is made as of September 29, 2014 (the “Agreement”), among 22nd Century Group, Inc., a corporation duly organized and validly existing under the laws of the State of Nevada with its principal business address at 9530 Main Street, Clarence, New York 14031 (the “Company”); Crede CG III Ltd., a corporation duly organized and validly existing under the laws of Bermuda with its principal business address at 11601 Wilshire Boulevard, Suite 950, Los Angeles, California 90025 (“Consultant”); and Terren Peizer, an individual who is the controlling member/manager of Consultant (“Peizer”).

WHEREAS, the Consultant arranged for meetings and introductions between the Company and various representatives of the tobacco industry in the People’s Republic of China (“China”) that occurred in June 2014; and

NOW, THEREFORE, in consideration of the mutual conditions and premises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. Condition Precedent. Notwithstanding anything contained in this Agreement to the contrary, the Consultant, Peizer and the Company agree that this Agreement shall not be effective, the Consultant and Peizer shall not perform any services of any type under this Agreement, and the Consultant and Peizer shall not be entitled to any compensation or warrants of any type under this Agreement unless and until the Company, Consultant and Century Champion Investments, Ltd., an entity formed in the British Virgin Islands, have each executed documentation evidencing an equity interest in 22nd Century Asia, Ltd., an entity formed in Bermuda (the “China JV”) for the purpose of the sale of tobacco procured by the Company to an entity in the People’s Republic of China (the “Condition Precedent”).

2. Retention of Consultant. Subject to the Condition Precedent, the Company agrees to retain the Consultant, and Consultant agrees to accept such retention by the Company, upon the occurrence of the Condition Precedent, all upon the terms and conditions set forth in this Agreement, for the period of time beginning on the first business day immediately after the satisfaction of the Condition Precedent and ending upon the six month anniversary date from the date that is the first business day immediately after the satisfaction of the Condition Precedent of this Agreement, unless sooner terminated pursuant to paragraph 8 (the “Consulting Period”).

3. Services. During the Consulting Period, the Consultant agrees to devote the Consultant’s efforts, business time and attention to providing consulting services to the Company related to the Company’s involvement in the China JV and maximizing the amount of proprietary tobacco of the Company that is purchased by the China JV, with Peizer being the member-manager of Consultant who will be primarily responsible for the performance of the duties of the Consultant under this Agreement, but in no event will Consultant be required to provide the services for more than five (5) hours in any week. During the Consulting Period, the Consultant agrees to render such other lawful services as the Company and the Consultant may mutually agree to from time to time relating to the China JV, acting reasonably and in good faith. During the Consulting Period, the Consultant agrees that the Consultant and its members, managers, employees and affiliates will not, except with the prior written consent of the Company, become engaged in or render services for any tobacco business which is competitive to the business of the Company. The Company agrees that during the Consulting Period, the Consultant and its members, managers, employees and affiliates who provide services to the Company under this Agreement shall do so in a manner as solely determined by the Consultant. The Consultant and its members, managers, employees and affiliates do not have any right to represent the Company or enter into any agreement, contract, commitment or obligation of any type or nature on behalf of the Company or to bind the Company in any way to any agreement, contract, commitment or obligation of any type or nature.

4. Sale and Purchase of the Warrants. In the event the Condition Precedent is satisfied (the “Triggering Event”), then the next business day immediately following the occurrence of the Triggering Event, the Company will issue to the Consultant the Warrants attached hereto in the forms of Exhibit A (the “Tranche 1A Warrant”), Exhibit B (the “Tranche 1B Warrant”), Exhibit C (the “Tranche 2 Warrant”) and Exhibit D (the “Tranche 3 Warrant” and, with the Tranche 1A Warrant, Tranche 1B Warrant and Tranche 2 Warrant being collectively referred to as the “Warrants”). The Company shall reimburse the Consultant for all reasonable, documented and pre-approved out-of-pocket expenses incurred by the Consultant only in the performance of its consulting obligations hereunder. Notwithstanding the foregoing, the Company shall not reimburse any expense incurred by the Consultant that is related to the Consultant’s business overhead, including, but not limited to, office space, telephone use and/or service, computer equipment, office supplies or any employees or agents whom the Consultant may hire.

5. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Warrants and to issue the Warrants and the shares of Common Stock issuable upon exchange (with respect to the Tranche 1A Warrant only) or exercise of the Warrants (the “Warrant Shares” and, with the Warrants, the “Securities”) in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body of the Company. This Agreement has been, and each of the Warrants will be, duly executed and delivered by the Company, and each constitutes, or will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

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(b) Issuance of Securities. The issuance of the Warrants is duly authorized and, upon issuance in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the date hereof, the Company shall have reserved from its duly authorized Common Stock not less than 100% of Warrant Shares issuable upon exchange or exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). The issuance of the Warrant Shares is duly authorized, and upon exercise or exchange in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders of the Warrant Shares being entitled to all rights accorded to a holder of Common Stock. Upon receipt of the applicable Securities, each Buyer will have good and marketable title to the applicable Securities.

(c) No Conflicts. The execution, delivery and performance of the Consulting Agreement and each of the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and Warrant Shares and the reservation for issuance of the Warrant Shares) will not (i) result in a violation of the Company’s Articles of Incorporation (including, without limitation, any certificates of designation contained therein) or other organizational documents of the Company or any of its subsidiaries, or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE MKT (the “Principal Market”) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected.

6. Representations and Warranties of the Consultant. The Consultant represents and warrants to the Company that:

(a) Organization; Authority. The Consultant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder.

(b) Accredited Investor Status. The Consultant is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c) Transfer or Resale. The Consultant understands that except as provided in a registration rights agreement between the parties dated September 17, 2014, which shall be deemed to include 1,250,000 shares of Common Stock issuable upon exercise or exchange of the Tranche 1A Warrant (the “Registration Rights Agreement”): (i) the Warrants and the shares of Common Stock issuable upon exchange or exercise thereof (the “Warrant Shares” and, with the Warrants, the “Securities”) have not been and are not being registered under the Securities Act of 1933, as amended (“1933 Act”), or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Consultant shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Consultant to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Consultant provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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(d) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Consultant and constitutes the legal, valid and binding obligations of the Consultant enforceable against the Consultant in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

7. Register; Transfer Agent Instructions; Legends.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to any holder of a Warrant), a register for the Warrants in which the Company shall record the name and address of the person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such person. The Company shall keep the register open and available at all times during business hours for inspection of any Warrant holder or its legal representatives.

(b) Transfer Agent Instructions. The Company shall instruct its transfer agent and any subsequent transfer agent to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each warrant holder or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each warrant holder to the Company upon the exchange (with respect to the Tranche 1A Warrant only) or exercise of the Warrants. The Company represents and warrants that no instruction other than the instructions referred to in this Section 7(b) will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the Registration Rights Agreement. If a warrant holder effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer, provided that Consultant provides a legal opinion in form reasonably satisfactory to the Company, and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such warrant holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or another exemption from registration, the transfer agent shall issue such shares to such warrant holder, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 7(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each warrant holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7(b), that each warrant holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Registration Rights Agreement to the Company’s transfer agent on the Effective Date (as defined in the Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

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(c) Legends. The Consultant understands that the Securities have been issued (or will be issued in the case of the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR (IF REQUESTED BY THE COMPANY) TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (II) RULE 144 PROMULGATED UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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(d) Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 7(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering resale of Securities issued or issuable pursuant to the Tranche 1A Warrant is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (ii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such warrant holder provides the Company with an opinion of counsel to such warrant holder, in a form reasonably acceptable to Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iii) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than five (5) business days following the delivery by a warrant holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such warrant holder as may be required above in this Section 7(d), as directed by such warrant holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program and such Securities are Warrant Shares, credit the aggregate number of shares of Common Stock to which such warrant holder shall be entitled to such warrant holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to such warrant holder, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such warrant holder or its designee (the date by which such credit is so required to be made to the balance account of such warrant holder’s or such warrant holder’s nominee with DTC or such certificate is required to be delivered to such warrant holder pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

(e) Failure to Timely Deliver; Buy-In. If the Company fails to (i) issue and deliver (or cause to be delivered) to a warrant holder by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such warrant holder that is free from all restrictive and other legends or (ii) credit the balance account of such warrant holder’s or such warrant holder’s nominee with DTC for such number of Warrant Shares so delivered to the Company, then, in addition to all other remedies available to such warrant holder, the Company shall pay in cash to such warrant holder on each Trading Day (as defined in the Warrant) after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to such warrant holder or such warrant holder’s nominee multiplied by (B) the Closing Sale Price (as defined in the Warrants) of the Common Stock on the Trading Day immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates or so properly credit the balance account of such warrant holder’s or such warrant holder’s nominee with DTC by the Required Delivery Date, and if on or after the Required Delivery Date such Buyer (or any other person in respect, or on behalf, of such warrant holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such warrant holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such warrant holder so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such warrant holder, the Company shall, within five (5) Trading Days after such warrant holder’s request and in such warrant holder’s sole discretion, either (i) pay cash to such warrant holder in an amount equal to such warrant holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such warrant holder’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Buyer a certificate or certificates or credit such warrant holder’s DTC account representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such warrant holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Warrant Shares (as the case may be) that the Company was required to deliver to such warrant holder by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such warrant holder to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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8. Termination. The Consulting Period will be for the period of time as provided in Section 2 of this Agreement, unless terminated earlier by (a) by the Consultant's resignation upon prior written notice to the Company of thirty (30) days, (b) the death or permanent disability of Peizer, which death or permanent disability renders Peizer unable to perform the Consultant's duties hereunder or (c) the failure of the Condition Precedent to occur by October 15, 2014.

9. Independent Contractor. The Consultant is and throughout this Agreement shall be at all times an independent contractor and not an employee, partner or agent of the Company. The Consultant shall not be entitled to nor receive any benefits normally provided to the Company's employees such as, but not limited to, vacation payment, retirement, insurance, worker’s compensation, health care or sick pay. The Company shall not be responsible for withholding income or other taxes from any compensation paid to the Consultant. The Consultant shall be solely responsible for filing all tax returns and paying any income, social security or other tax levied upon or otherwise applicable with respect to the consideration paid to the Consultant pursuant to this Agreement. The Consultant also shall be solely liable for all taxes related to the compensation paid, if any, by the Company to the Consultant under this Agreement.

10. Confidential Information. The Consultant acknowledges that the information, observations, data and trade secrets (collectively, "Confidential Information") obtained by the Consultant during the Consultant's performance under this Agreement, and previously if Consultant has already obtained any non-public information relating to the Company prior to the date of this Agreement, concerning the business, science, potential licenses, potential acquisitions, and/or other affairs of the Company are the sole property of the Company. For purposes of this Agreement, "trade secret" means any method, program or compilation of information which is used in the business of the Company, including but not limited to: (a) formulas, scientific information, data, techniques, plans and/or materials used by the Company and/or any actual or potential target acquisition entities of the Company (“Target Entities”), (b) scientific and/or business methods and strategies employed by the Company and/or the Target Entities, and (c) all lists of past, present or targeted customers, clients, suppliers and/or investors of the Company and/or the Target Entities. The Consultant agrees on behalf of itself and all of its members, managers, employees and affiliates (collectively, the “Consultant’s Affiliates”) that Consultant and/or the Consultant’s Affiliates will not disclose to any unauthorized person or entity or use for the own account of the Consultant and/or the Consultant’s Affiliates any of such Confidential Information without the prior written consent of the Company. Confidential Information does not include information that (i) is already in the possession of Consultant or its Affiliates, provided that such information is not known by them to be subject to another confidentiality agreement with or other obligation of secrecy to the Company, (ii) becomes generally available to the public other than as a result of a disclosure by Consultant or its Affiliates in breach of this Agreement, (iii) becomes available to Consultant or its Affiliates on a non-confidential basis from a source other than the Company, provided that such source is not known by Consultant or its Affiliates to be bound by a confidentiality agreement with or other obligation of secrecy to the Seller prohibiting such disclosure after a reasonable inquiry or (iv) is independently developed by Consultant or its Affiliates without using Confidential Information and without otherwise violating their obligations hereunder. The Consultant agrees to provide confirmation to the Company at the Company’s written request that all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to Company which the Consultant and/or the Consultant’s Affiliates may then possess have been destroyed. The provisions of this Section 10 shall survive the termination or expiration of this Agreement for any reason whatsoever.

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11. Non-Circumvention. The Consultant agrees on behalf of itself and all of its managers, employees and affiliates to refrain from knowingly requesting or inducing any then existing customers, existing clients, suppliers, actual licensees or licensors, actual and/or target acquisition entities of the Company to curtail any business they are currently, or in the last twelve (12) months have been, transacting or contemplating to transact with the Company. Furthermore, during the Consulting Period and for twelve (12) months thereafter, the Consultant shall not, and anyone affiliated with the Consultant shall not, directly or indirectly, knowingly solicit or encourage or attempt to influence any existing employee, customer, client, supplier, consultant or recruit to leave, diminish or discourage their employment, consultancy or other relationship with the Company. The provisions of this Section 11 shall survive the termination or expiration of this Agreement for any reason whatsoever.

12. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such notices, consents, waivers or other communications are as follows:

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To the Company:	Mr. Joseph Pandolfino
Chief Executive Officer
22nd Century Group, Inc.
9530 Main Street
Clarence, New York 14031
Telephone: 716-270-1523
Facsimile: 716-877-3064
E-mail: 99@xxiicentury.com

To Consultant:	Mr. Terren Peizer
Managing Member
Crede Capital Group, LLC
11601 Wilshire Boulevard, Suite 950
Los Angeles, California 90025
Telephone: 310-444-4346
Facsimile: 310-444-4394
E-mail: terren@credecg.com

or to such other address, facsimile number or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

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13. Miscellaneous. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are for any reason whatsoever invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the fullest extent permitted by law. This Agreement and the Warrants embody the complete agreement and understanding among the parties regarding the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Consultant, the Company and their respective successors and assigns. Neither party may assign its rights or delegate its obligations hereunder without the prior written consent of such other party, provided that the Consultant may assign any of its rights to any of its affiliates without the consent of the Company. All questions concerning the construction, validity and interpretation of the Agreement will be governed by the internal law, and not the law of conflicts, of the State of New York. All parties hereby consent to subject matter jurisdiction, personal jurisdiction and venue in the appropriate federal court located in the State of New York for any disputes under this Agreement. Any provision of this Agreement may be amended or waived only with the prior written consent of both the Company and the Consultant. The persons executing this Agreement on behalf of each party have been duly authorized to enter into this Agreement on behalf of such party, respectively.

[Remainder of page intentionally left blank. Signature page(s) to follow.]

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IN WITNESS WHEREOF, the parties have duly executed this Consulting Agreement on the day and year first above written.

Crede CG III, Ltd.

By:
Terren Peizer
Managing Member

Terren Peizer, Individually

22nd Century Group, Inc.

By:
Joseph Pandolfino
Chief Executive Officer

EXHIBIT A

FORM OF TRANCHE 1A WARRANT

EXHIBIT B

FORM OF TRANCHE 1B WARRANT

EXHIBIT C

FORM OF TRANCHE 2 WARRANT

EXHIBIT D

FORM OF TRANCHE 3 WARRANT